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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94701, 333-40190, and 333-47052) of
LifeMinders, Inc. of our report dated March 27, 2001, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 27, 2001, relating to the financial statement schedule, which appears in this Form 10-K/A.

                                /s/ PricewaterhouseCoopers LLP

McLean, Virginia

May 2, 2001